SciClone Reports Second Quarter 2007 Results

SAN MATEO, CA -- 08/07/2007 -- SciClone Pharmaceuticals, Inc. (NASDAQ: SCLN) today reported results for the second quarter ended June 30, 2007. For the second quarter 2007, product revenues from the sale of ZADAXIN® (thymalfasin), SciClone's lead product, increased by 13% to $8,955,000, compared with revenues of $7,910,000 for the second quarter 2006. For the six months ended June 30, 2007, product revenues increased by 12% to $17,599,000, compared with product revenues of $15,699,000 for the same period of 2006. The increase in product revenues for the second quarter and six months ended June 30, 2007 is primarily attributable to an increase in the quantity of ZADAXIN sold in China, which accounts for over 90% of total ZADAXIN sales.

"During the second quarter, we continued to grow our sales of ZADAXIN to China, hired key regulatory and business development personnel and further expanded our well established sales organization in China," said Friedhelm Blobel, Ph.D., President and Chief Executive Officer of SciClone Pharmaceuticals, Inc. "Broadening our capabilities while adding sales representatives to our strong sales and marketing base are key parts of our strategy to build a leading pharmaceutical business in this rapidly growing market."

Dr. Blobel continued, "We are making significant progress in advancing our product development portfolio for the U.S. and European markets. Most notably we reported that the primary endpoint in a large phase 2 study of thymalfasin for malignant melanoma was achieved and we acquired the U.S. and Canadian rights to RP101, a clinical compound for the treatment of pancreatic cancer. Both of these cancer indications present markets with significant unmet medical needs. Moving forward, we expect to initiate a phase 2 pancreatic cancer clinical trial for RP101 by the fourth quarter of this year. We also will be meeting with the FDA early next quarter to discuss our multinational phase 3 melanoma clinical trial for thymalfasin, which we expect to commence in the first quarter of 2008. In addition, we look forward to analyzing and reporting final results from our European phase 3 hepatitis C clinical trial using thymalfasin in triple therapy in the second half of 2008."

Net loss for the second quarter 2007 totaled $2,657,000, or $0.06 per share, compared with net income of $5,960,000, or $0.13 per share, for the second quarter 2006. For the six months ended June 30, 2007, net loss was $3,281,000, or $0.07 per share, compared with net income of $3,536,000, or $0.08 per share, for the same period of 2006. Net income for the second quarter and six months ended June 30, 2006 included an $8,000,000 settlement received in April 2006; there was no similar income received during the corresponding periods of 2007.

Research and development expenses for the second quarter 2007 totaled $4,712,000, compared with $3,901,000 for the second quarter 2006. For the six months ended June 30, 2007, research and development expenses were $7,135,000, compared with $ 7,730,000 for the same period of 2006.

Cash, cash equivalents and short-term investments totaled $37,481,000 at June 30, 2007, compared with $38,986,000 at March 31, 2007, and $44,091,000 at June 30, 2006.

Financial Guidance for Full Year 2007

For the full year 2007, SciClone is maintaining its current guidance. SciClone maintains its revenue estimate of approximately $35,000,000 to $36,000,000, driven primarily by continued growth in sales of ZADAXIN to China. Also, SciClone is maintaining its estimates for research and development expenses of approximately $19,000,000 for the full year 2007, net loss of approximately $13,000,000, or $0.28 net loss per share, for the full year 2007, and cash, cash equivalents and short-term investments at December 31, 2007 of approximately $26,000,000. Second quarter 2007 highlights included:

--  To further expand SciClone's capabilities in China, SciClone hired
    Annie Qi-man Yin as the Head of Regulatory Affairs and Clinical Operations
    in China and Asia and Horace Hao Wu as the Head of Marketing and Business
    Development in China.  Mrs. Yin joined SciClone in July 2007 from Shanghai
    Roche Pharmaceuticals Ltd. where she was Medical Manager of the
    Medical/Pharma Development Department.  Prior to Roche, Mrs. Yin was with
    Eli Lilly Asia where she was the Regulatory Affairs Team Leader.  Mrs. Yin has been involved with 23 new product approvals in China over the span of her career.  Mr. Wu will join SciClone in August 2007 and has 13 years of experience in marketing and sales with Schering-Plough (China), Shanghai
    Roche Pharmaceuticals Ltd., and most recently with Eisai China.  At Eisai he was Head of Marketing Division, Shanghai and in charge of business development to introduce new products and enhance the product portfolio of
    Eisai China.

--  In June 2007, SciClone initiated a proof-of-concept phase 2 clinical trial using its proprietary compound SCV-07 as a sole agent to treat patients infected with the hepatitis C virus.  SciClone expects to report data in the first quarter of 2008.

--  In June 2007 at the Annual Meeting of the American Society of Clinical
    Oncology, SciClone and its European partner Sigma-Tau S.p.A reported that thymalfasin (ZADAXIN, thymosin alpha 1) achieved its primary endpoint in a phase 2 clinical trial treating patients diagnosed with stage IV malignant melanoma.  Results showed that thymalfasin in combination with dacarbazine
    (DTIC) chemotherapy tripled the overall response rate and extended overall survival by nearly 3 months compared to patients treated with DTIC, the current standard of care, and interferon alpha.  SciClone plans to initiate a phase 3 clinical trial in melanoma in the first quarter of 2008.

--  In April 2007, SciClone acquired the exclusive rights in the United
    States and Canada to develop and commercialize RP101, a clinical-stage compound for the treatment of cancer.  In a previous phase 1 clinical trial evaluating RP101 in combination with gemcitabine, the current standard of care, to treat late-stage pancreatic cancer patients, the median survival for the RP101 treated group was 9.3 months, compared to the historical control of approximately 6 months for patients treated with gemcitabine
    alone.   SciClone expects to initiate a phase 2 pancreatic cancer trial for
    RP101 by the fourth quarter of 2007.

Conference Call

SciClone will host a conference call at 10:30 a.m. ET (7:30 a.m. PT) today, Tuesday, August 7, 2007. The call will contain forward-looking statements. Financial and statistical information to be discussed in the conference call will be posted on the Investor Relations section of SciClone's web site at www.sciclone.com prior to the commencement of the conference call.

DATE:           Tuesday, August 7, 2007
TIME:           10:30 a.m. ET (7:30 a.m. PT)
WEBCAST:        Live call and replay accessible at www.sciclone.com
LIVE CALL:      800-289-0533 (U.S./Canada)
                913-981-5525 (International)
REPLAY:         888-203-1112 (U.S./Canada)
                719-457-0820 (International)
                Passcode: 4316600
                (Replay available from 1:30 p.m. ET on August 7, 2007
                through 12:00 a.m. ET on September 7, 2007)

About SciClone

SciClone Pharmaceuticals is a biopharmaceutical company engaged in the development of therapeutics to treat life-threatening diseases. SciClone's lead product ZADAXIN® is currently being evaluated in late-stage clinical trials for the treatment of malignant melanoma and hepatitis C. ZADAXIN is approved for sale in select markets internationally, most notably in China where SciClone has an established sales and marketing operation. A key part of SciClone's strategy is to leverage its advantage and broaden its portfolio in the rapidly growing Chinese market by in-licensing or acquiring the marketing rights to other products, such as DC Bead™. For the U.S. market, SciClone's clinical-stage drug development candidates are SCV-07 for the treatment of hepatitis C virus and RP101 for the treatment of pancreatic cancer. For more information about SciClone, visit www.sciclone.com.

The information in this press release contains forward-looking statements including our expectations and beliefs regarding future sales and financial results for 2007, and progress and results of our clinical trials. Words such as "expects," "plans," "believe," "may," "will," "anticipated," "intended" and variations of these words or similar expressions are intended to identify forward-looking statements. In addition, any statements that refer to expectations, goals, projections or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions that are difficult to predict. Therefore, our actual results could differ materially and adversely from those expressed in any forward-looking statements as a result of various factors, including changes in demand for ZADAXIN, the progress or failure of clinical trials, our actual experience in executing on our objectives, the performance of our partners, maintenance of the sufficiency and eligibility of the enrolled patient population, unanticipated delays or additional expenses incurred during our clinical trials, our future cash requirements, delays in analyzing and synthesizing data obtained from clinical trials, the performance and future actions of our strategic partners, unexpected delays in clinical trial enrollment, future actions by the U.S. Food and Drug Administration or equivalent regulatory authorities in Europe and the fact that experimental data and clinical results derived from studies with a limited group of patients may not be predictive of the results of larger studies, as well as other risks and uncertainties described in SciClone's filings with the Securities and Exchange Commission. Further, although our financial guidance is based on our current estimates, factors such as the actual timeline and design of the phase 3 melanoma clinical trial and final decisions regarding expense sharing arrangements for the trial could alter the estimates of our research and development expenses, net loss and year end cash balance for 2007.

                      SCICLONE PHARMACEUTICALS, INC.
                  CONSOLIDATED STATEMENTS OF OPERATIONS
                                (Unaudited)

                           Three months ended         Six months ended
                                June 30,                  June 30,
                            2007         2006         2007         2006
                        ===========  ===========  ===========  ===========

Product sales           $ 8,955,000  $ 7,910,000  $17,599,000  $15,699,000
Contract revenue                  -       54,000            -      144,000
                        -----------  -----------  -----------  -----------

Total revenues            8,955,000    7,964,000   17,599,000   15,843,000
Cost of product sales     1,687,000    1,373,000    3,315,000    2,939,000
                        -----------  -----------  -----------  -----------

Gross margin              7,268,000    6,591,000   14,284,000   12,904,000

Operating expenses:
   Research and
    development           4,712,000    3,901,000    7,135,000    7,730,000
   Sales and marketing    3,139,000    2,843,000    6,163,000    5,675,000
   General and
    administrative        2,444,000    2,294,000    5,054,000    4,681,000
                        -----------  -----------  -----------  -----------
Total operating
 expenses                10,295,000    9,038,000   18,352,000   18,086,000
                        -----------  -----------  -----------  -----------

Loss from operations     (3,027,000)  (2,447,000)  (4,068,000)  (5,182,000)

Interest and investment
 income                     419,000      446,000      873,000      798,000
Interest and investment
 expense                    (10,000)     (22,000)     (20,000)     (63,000)
Other (expense) income,
 net                        (11,000)   7,983,000      (17,000)   7,983,000
                        -----------  -----------  -----------  -----------
(Loss) income before
 provision for income
 tax                     (2,629,000)   5,960,000   (3,232,000)   3,536,000
Provision for income tax     28,000            -       49,000            -
                        -----------  -----------  -----------  -----------

Net (loss) income       $(2,657,000) $ 5,960,000  $(3,281,000) $ 3,536,000
                        ===========  ===========  ===========  ===========

(Loss) earnings per share:
   Basic net (loss)
    income per share    $     (0.06) $      0.13  $     (0.07) $      0.08
   Diluted net (loss)
    income per share    $     (0.06) $      0.13  $     (0.07) $      0.08

Weighted average shares
 used in computing:
   Basic net (loss)
    income per share     46,093,452   45,899,646   46,083,777   45,895,784
   Diluted net (loss)
    income per share     46,093,452   46,090,981   46,083,777   46,076,921

                      SCICLONE PHARMACEUTICALS, INC.
                        CONSOLIDATED BALANCE SHEETS

                                  ASSETS

                                                  June 30,    December 31,
                                                    2007          2006
                                                ============  ============
                                                (unaudited)
Current assets:
   Cash and cash equivalents                    $ 27,385,000  $ 25,615,000
   Restricted short-term investments                 700,000       698,000
   Other short-term investments                    9,396,000    16,279,000
   Accounts receivable, net of allowance of
    $15,000 at June 30, 2007 and $50,000 at
    December 31, 2006                             13,353,000    13,277,000
   Inventories                                     4,504,000     3,232,000
   Prepaid expenses and other current assets       2,332,000     1,640,000
                                                ------------  ------------
Total current assets                              57,670,000    60,741,000
Property and equipment, net                          239,000       297,000
Intangible assets, net                               367,000       402,000
Other assets                                       1,088,000     1,144,000
                                                ------------  ------------
Total assets                                    $ 59,364,000  $ 62,584,000
                                                ============  ============

                   LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
   Accounts payable                             $  1,000,000  $    963,000
   Accrued compensation and employee benefits      1,206,000     1,813,000
   Accrued professional fees                         995,000       754,000
   Other accrued expenses                          1,780,000     2,487,000
   Accrued clinical trials expense                 1,436,000     1,803,000
   Deferred revenue                                   36,000        62,000
                                                ------------  ------------
Total current liabilities                          6,453,000     7,882,000
Other Long-term liabilities                          126,000        68,000
Commitments and contingencies
Stockholders' equity:
   Preferred stock; $0.001 par value;
    10,000,000 shares authorized; no shares
    outstanding in 2007 and 2006                           -             -
   Common stock; $0.001 par value; 75,000,000
    shares authorized; 46,114,562 and
    46,001,249 shares issued and outstanding at
    June 30, 2007 and December 31, 2006,
    respectively                                      46,000        46,000
   Additional paid-in capital                    214,497,000   213,064,000
   Accumulated other comprehensive income             77,000        78,000
   Accumulated deficit                          (161,835,000) (158,554,000)
                                                ------------  ------------
Total stockholders' equity                        52,785,000    54,634,000
                                                ------------  ------------
Total liabilities and stockholders' equity      $ 59,364,000  $ 62,584,000
                                                ============  ============

                      SCICLONE PHARMACEUTICALS, INC.
                  CONSOLIDATED STATEMENTS OF CASH FLOWS
                                (Unaudited)

                                                     Six months ended
                                                         June 30,
                                                    2007          2006
                                                ============  ============

Operating activities:
Net (loss) income                               $ (3,281,000)    3,536,000
Adjustments to reconcile net (loss) income to
 net cash (used in) provided by operating
 activities:
   Non cash expense related to employee stock
    options                                        1,158,000     1,231,000
   Depreciation and amortization                     109,000       118,000
   Loss from disposal of property and equipment            -         1,000
   Changes in operating assets and liabilities:
      Accounts receivable, net                      (76,000)     (779,000)
      Inventories                                (1,222,000)      101,000
      Prepaid expenses and other assets            (636,000)      249,000
      Accounts payable and other accrued expenses  (670,000)     (212,000)
      Accrued compensation and employee benefits   (607,000)     (829,000)
      Accrued clinical trials expenses             (367,000)     (111,000)
      Accrued professional fees                     241,000       301,000
      Deferred revenue                              (26,000)     (150,000)
      Long-term liabilities                          58,000       (58,000)
                                                ------------  ------------
Net cash provided by (used in) operating
 activities                                       (5,319,000)    3,398,000
                                                ------------  ------------

Investing activities:
   Purchases of property and equipment               (16,000)      (26,000)
   Sales (purchases) of short-term investments,
    net                                            6,880,000      (161,000)
                                                ------------  ------------
Net cash (used in) provided by investing
 activities                                        6,864,000      (187,000)
                                                ------------  ------------

Financing activities:
   Proceeds from issuances of common stock           225,000        44,000
   Repayment of notes payable                              -    (1,600,000)
                                                ------------  ------------
Net cash (used in) provided by financing
 activities                                          225,000    (1,556,000)
                                                ------------  ------------

Net increase in cash and cash equivalents          1,770,000     1,655,000
Cash and cash equivalents, beginning of period    25,615,000    25,845,000
                                                ------------  ------------
Cash and cash equivalents, end of period        $ 27,385,000  $ 27,500,000
                                                ============  ============

Corporate Contact
Richard Waldron
Executive Vice President and Chief Financial Officer
SciClone Pharmaceuticals, Inc.
650-358-3437